               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549


                           FORM 8-K


     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

              Date of report:  January 27, 1995

                        USAir Group, Inc.
                (Commission file number:  1-8444)
                               and
                           USAir, Inc.
                (Commission file number:  1-8442)
     (Exact names of registrants as specified in their charters)


      Delaware                      USAir Group, Inc.  54-1194634
(State of incorporation             USAir, Inc.        53-0218143
  of both registrants)      (I.R.S. Employer Identification Nos.)


          2345 Crystal Drive, Arlington, Virginia 22227
            (Address of principal executive offices)
               (703) 418-5306 (USAir Group, Inc.)
               (703) 418-7000 (USAir, Inc.)
      (Registrants' telephone numbers, including area code)

Item 5.  Other Events

     On January 27, 1995, USAir Group, Inc. (the "Company") and
USAir, Inc. disseminated a press release disclosing results of operations for both companies for the three and twelve months ended December 31, 1994.

     The Chairman and Chief Executive Officer of the Company, Seth E. Schofield, and other senior executives of the Company participated in a conference call with financial analysts on January 27, 1995 to discuss the Company's results for fiscal year 1994, among other issues.

     During the call, Schofield estimated that the Company expects to end the first quarter of 1995 with over $200 million in cash. He noted that such estimate does not include any proceeds from the potential sale of assets nor any cash that might become available should the Company arrange a receivables facility with banks.

     Schofield reported that USAir's traffic levels have recovered from the effect of the 1994 accidents and have returned to normal.

     The Company expects yields to be flat to slightly up for 1995, Schofield told the analysts.

     In response to an analyst's question, Schofield stated that the Company has not hired bankruptcy counsel, nor does it intend to do so.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits


          Designation                   Description
          -----------                   -----------
              99                        Press Release dated Janu-
                                        ary 27, 1995 of USAir
                                        Group, Inc. and USAir,
                                        Inc., with consolidated
                                        statements of operations
                                        for each company.



                            SIGNATURES
                            ----------


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly autho-rized.

                                  USAir Group, Inc.

Date:  January 27, 1995       By:     /s/ Ann Greer-Rector
                                  ------------------------------
                                        Ann Greer-Rector
                                   Vice President and Controller
                                   (Principal Accounting Officer)


                                  USAir, Inc.

Date:  January 27, 1995       By:      /s/ Ann Greer-Rector
                                  ------------------------------
                                        Ann Greer-Rector
                                   Vice President and Controller
                                   (Principal Accounting Officer)

                              Exhibit 99


     ARLINGTON, Va., Jan. 27, 1995 -- USAir Group Inc. reported a year-end net loss today of $458.8 million before one-time, non-recurring charges. Including one-time charges of $226.1 million, net losses for the year were $684.9 million.

     For the fourth quarter of 1994, the company reported a net loss of $135.2 million before one-time, non-recurring charges.
Including one-time charges of $186.8 million, net losses for the quarter were $322.0 million.

     "We have been talking with our labor groups for 10 months attempting to reduce labor costs. During that time management has implemented almost $400 million in annual cost savings toward its target of $500 million, but there is no agreement on the essential companion cuts in labor costs," said USAir Chairman and CEO Seth E. Schofield.

     "Everyone acknowledges that lower costs are essential to the future of this airline and the service it provides to hundreds of communities. We are extremely disappointed that we have been unable to reach an agreement with our labor groups. Consequently, we are moving ahead on other fronts.

     "We will take additional steps immediately to cut operating costs sharply, including a downsizing of the airline's operations. This will result in a USAir with fewer planes and fewer people. As the first of these actions, the company intends to defer eight Boeing 757 aircraft that were scheduled for 1996 delivery. There also is a tentative agreement on the disposal of our Indianapolis hangar.

     Schofield indicated that USAir remains open to further discussions with labor groups toward the target of more than $1 billion in annual cost savings. He took special notice of the efforts to date of former Virginia Gov. Gerald Baliles in bringing the company and its pilots back to the table after discussions had broken off late last year.

     "While the financial results and failure to get a labor agreement are disappointing, we are encouraged that traffic has returned to normal levels and by our expectation of double-digit traffic growth for the month of January. Nevertheless, we must get our costs down. It is a fact of life in this industry that something always happens to cut deeply into projected earnings. High-cost carriers simply will not survive, and this is one airline that intends to survive. We believe most of our employees share that determination."

                      FULL-YEAR RESULTS

     USAir Group's net 1994 loss of $684.9 million came on revenues of $7.0 billion and compared to a 1993 loss of $393.1 million on revenues of $7.1 billion. Operating losses for the year before one-time adjustments were $236.9 million as compared to operating income before one-time adjustments of $4.9 million for 1993. After the requirement for preferred dividends of $78.0 million, the net loss for 1994 was $763.0 million. The comparable numbers for 1993 were $73.7 million in preferred dividends and a net loss of $466.8 million.

     Preferred stock dividends currently are not being paid but financial accounting principles require that they be reflected in statements of operations.

     The one-time charges for the year of $226.1 million included establishment in the fourth quarter of a reserve of $132.8 million for aircraft which the company no longer operates. It also includes a fourth quarter write-down of $54.0 million for obsolete inventory.

     Loss per common share including the one-time changes was $12.73 for the year on approximately 59.9 million shares outstanding. This compares to a loss per common share after accounting change of $8.48 in 1993 on 55.1 million shares outstanding.

     Year-end liquidity was approximately $450 million, in excess of original projections of $400 million.

                       FOURTH-QUARTER RESULTS

     For the fourth quarter of 1994, the net loss of $322.0 million came on revenues of $1.7 billion. This compares to a net loss of $116.5 million on revenues of $1.8 billion in the fourth quarter of 1993. Operating losses for the quarter before one-time adjustments were $83.4 million compared to $6.7 million in operating income before one-time adjustments for the fourth quarter of 1993.

     After the requirement for preferred dividends, the net loss for the quarter was $342.0 million compared with a $135.7 million loss in 1993.

     Operating losses for the quarter were adversely affected by the continuing impact of two accidents in the third quarter. Estimates of fourth-quarter revenue losses related to the accidents are $110 million. The fourth quarter revenue figure of $1.7 billion also includes a $50 million positive adjustment to revise prior estimates.

     The one-time charges for the quarter of $186.6 million include the establishment of a reserve for aircraft no longer in use and for obsolete inventory.

     The per share loss for the fourth quarter of 1994 was $5.63 based on 60.7 million shares outstanding. This compares to a per-share loss of $2.29 in the fourth quarter of 1993 based on 59.2 million shares outstanding.


NUMBER:  2866

                                        USAir Group, Inc.                         PRESS RELEASE
                              Consolidated Statements of Operations
                                  Adjusted for One-Time Items
                                          (Unaudited)
                                     (dollars in millions)
                       Three Months Ended                   Twelve Months Ended
                          December 31,     Better (Worse)       December 31,     Better (Worse)
                       ------------------  --------------   -------------------  --------------
                         1994      1993     Amount     %       1994       1993    Amount     %
                         ----      ----     ------    ---      ----       ----    ------    ---
Operating Revenues     $1,681.0  $1,802.5  $(121.5)  (6.7)%  $6,997.2  $7,083.2  $ (86.0)  (1.2)%

Operating Expenses      1,951.2   1,844.1   (107.1)  (5.8)%   7,488.6   7,179.0   (309.6)  (4.3)%
                        -------   -------   ------            -------   -------   ------
  Operating Income
    (Loss)               (270.2)    (41.7)  (228.5)    NM      (491.4)    (95.8)  (395.6)    NM

One-Time - Add (Deduct)* (186.8)    (48.4)                     (254.5)   (100.7)

  Adjusted Operating
    Income (Loss)         (83.4)      6.7    (90.1)    NM      (236.9)      4.9   (241.8)    NM

Non-Operating Income
  (Expense)               (51.8)    (74.9)    23.1   30.8 %    (193.6)   (253.6)    60.0   23.7 %
                        -------   -------   ------            -------   -------   ------
  Pre-Tax Income (Loss)  (322.0)   (116.5)  (205.5)    NM      (684.9)   (349.4)  (335.5) (96.0)%

One-Time Non-Op - Add
  (Deduct)**                  -      (8.8)                       28.3      (8.8)

  Adjusted Pre-Tax
   Income (Loss)         (135.2)    (59.4)   (75.8)    NM      (458.8)   (239.9)  (218.9) (91.2)%
Accounting Change
  Transition Expense          -         -                           -      43.7
Tax Provision (Credit)        -         -                           -         -
                        -------   -------   ------            -------   -------   ------
Net Income (Loss)      $ (322.0) $ (116.5)  (205.5)    NM    $ (684.9) $ (393.1)  (291.8) (74.2)%
                        =======   =======   ======            =======   =======   ======
_______________________
*  One-Time Items - Operating Expenses:
   Reserve for Non-
     Operating Aircraft $(132.8) $      -                    $ (172.9) $   18.4
   Obsolete Inventory     (54.0)        -                       (54.0)        -
   1993 Furlough and
     Early Retirement
     Costs                    -       1.9                           -     (68.8)
   Employee Payback           -     (36.8)                          -     (36.8)
   1994 West Coast
     Realignment              -         -                       (25.9)        -
   Reserve for Airport
     Facilities               -     (13.5)                          -     (13.5)
   Other                      -         -                        (1.7)        -
                        -------   -------                     -------   -------
     Total             $ (186.8) $  (48.4)                   $ (254.5) $ (100.7)
                        =======   =======                     =======   =======
** One-Time Items - Non-Operating Gains (Expenses):
   Asset Dispositions  $      -  $      -                    $   28.3  $      -
   Loss on Investment
     in Galileo               -      (8.8)                          -      (8.8)
                        -------   -------                     -------   -------
     Total             $      -  $   (8.8)                   $   28.3  $   (8.8)
                        =======   =======                     =======   =======
Note 1:  Numbers may not add due to rounding.
Note 2:  Certain 1993 adjustments have been reclassified to conform with 1994 classifications.
NM = Not Meaningful

                                        USAir Group, Inc.                            PRESS RELEASE
                             Consolidated Statements of Operations
                                          (Unaudited)
                            (in thousands, except per share amounts)
                                                  Three Months Ended          Twelve Months Ended
                                                     December 31,                 December 31,
                                               ------------------------    ------------------------
                                                  1994          1993          1994          1993
                                                  ----          ----          ----          ----
Operating Revenues
  Passenger Transportation                     $1,515,087    $1,656,920    $6,357,547    $6,554,926
  Cargo and Freight                                41,631        46,135       163,598       173,824
  Other                                           124,251        99,436       476,049       354,458
                                                ---------     ---------     ---------     ---------
    Total Operating Revenues                    1,680,969     1,802,491     6,997,194     7,083,208

Operating Expenses
  Personnel Costs                                 701,197       736,355     2,889,764     2,841,344
  Aviation Fuel                                   172,497       178,341       671,926       710,109
  Commissions                                     137,696       154,823       583,158       596,779
  Other Rent and Landing Fees                     108,394       118,691       436,540       445,797
  Aircraft Rent                                   213,066       116,378       563,572       472,622
  Aircraft Maintenance                             88,397        98,401       392,181       374,084
  Depreciation and Amortization                   121,434        99,532       407,638       352,467
  Other, Net                                      408,488       341,627     1,543,771     1,385,798
                                                ---------     ---------     ---------     ---------
    Total Operating Expenses                    1,951,169     1,844,148     7,488,550     7,179,000
                                                ---------     ---------     ---------     ---------
    Operating Income (Loss)                      (270,200)      (41,657)     (491,356)      (95,792)

Other Income (Expense)
  Interest Income                                   9,006         4,814        27,088        12,632
  Interest Expense                                (74,014)      (63,823)     (284,034)     (249,916)
  Interest Capitalized                              5,213         3,546        13,760        17,763
  Other, Net                                        7,977       (19,420)       49,619       (34,054)
                                                ---------     ---------     ---------     ---------
    Other Income (Expense), Net                   (51,818)      (74,883)     (193,567)     (253,575)
                                                ---------     ---------     ---------     ---------
Income (Loss) Before Taxes and Cumulative
   Effect of Accounting Change                   (322,018)     (116,540)     (684,923)     (349,367)

   Income Tax Provision (Credit)                        -             -             -             -
                                                ---------     ---------     ---------     ---------
Income (Loss) Before Cumulative Effect
   of Accounting Change                          (322,018)     (116,540)     (684,923)     (349,367)

Cumulative Effect of Change in Method of
  Accounting for Postemployment Benefits                -             -             -       (43,749)
                                                ---------     ---------     ---------     ---------
Net Income (Loss)                                (322,018)     (116,540)     (684,923)     (393,116)

   Preferred Dividend Requirement                 (19,968)      (19,157)      (78,036)      (73,651)
                                                ---------     ---------     ---------     ---------
Net Income (Loss) Applicable to Common
   Stockholders                                $ (341,986)   $ (135,697)   $ (762,959)   $ (466,767)
                                                =========     =========     =========     =========
Income (loss) per common share
  Before Accounting Change                     $    (5.63)   $    (2.29)   $   (12.73)   $    (7.68)
  Effect of Accounting Change                           -             -             -         (0.80)
                                                ---------     ---------     ---------     ---------
    Income (Loss) Per Share                    $    (5.63)   $    (2,29)   $   (12.73)   $    (8.48)
                                                =========     =========     =========     =========
Shares Used For Computation (000)                  60,690        59,190        59,915        55,070

Note:  Certain 1993 amounts have been reclassified to conform with 1994 classifications.

                                          USAir, Inc.                                  PRESS RELEASE
                        (A Wholly-Owned Subsidiary of USAir Group, Inc.)
                             Consolidated Statements of Operations
                                          (Unaudited)
                                    (dollars in thousands)
                                  Three Months Ended December 31,  Twelve Months Ended December 31,
                                 -------------------------------   -------------------------------
                                                 1993       %                       1993       %
                                    1994       (Note 1)   Change       1994      (Note 1)   Change
                                    ----       --------   ------       ----      --------   ------
Operating Revenues
  Passenger Transportation       $1,415,564   $1,539,921   (8.1)   $5,922,223   $6,081,788   (2.6)
  Cargo and Freight                  40,781       45,295  (10.0)      160,364      170,500   (5.9)
  Other                             127,836      105,055   21.7       496,006      370,760   33.8
                                  ---------    ---------            ---------    ---------
    Total Operating Revenues      1,584,181    1,690,271   (6.3)    6,578,593    6,623,048   (0.7)

Operating Expenses
  Personnel Costs                   668,928      699,040   (4.3)    2,753,269    2,698,039   2.0
  Aviation Fuel                     165,355      170,262   (2.9)      642,305      677,859  (5.2)
  Commissions                       130,073      145,802  (10.8)      549,192      559,793  (1.9)
  Other Rent and Landing Fees       104,772      114,908   (8.8)      422,190      431,591  (2.2)
  Aircraft Rent                     204,336      105,344   94.0       521,395      431,616  20.8
  Aircraft Maintenance               77,592       79,602   (2.5)      335,791      308,890   8.7
  Depreciation and Amortization     117,399       93,088   26.1       386,262      325,214  18.8
  Other, Net                        393,274      329,069   19.5     1,485,160    1,339,152  10.9
                                  ---------    ---------            ---------    ---------
    Total Operating Expenses      1,861,729    1,737,115    7.2     7,095,564    6,772,154   4.8
                                  ---------    ---------            ---------    ---------
    Operating Income (Loss)        (277,548)     (46,844)    NM      (516,971)    (149,106)   NM

Other Income (Expense)
  Interest Income                     9,269        5,223   77.5        28,044       24,794  13.1
  Interest Expense                  (76,083)     (63,490)  19.8      (285,846)    (238,628) 19.8
  Interest Capitalized                5,213        3,546   47.0        13,760       17,754 (22.5)
  Other, Net                          7,612      (18,302)    NM        44,830      (29,862)   NM
                                  ---------    ---------            ---------    ---------
    Other Income (Expense), Net     (53,989)     (73,023) (26.1)     (199,212)    (225,942)(11.8)
                                  ---------    ---------            ---------    ---------
Income (Loss) Before Taxes and
   Cumulative Effect of Accounting
   Change                          (331,537)    (119,867)    NM      (716,183)    (375,048) 91.0

   Income Tax Provision (Credit)          -            -     NM             -            -    NM
                                  ---------    ---------            ---------    ---------
Income (Loss) Before Cumulative
   Effect of Accounting Change     (331,537)    (119,867)    NM      (716,183)    (375,048) 91.0
Cumulative Effect of Change in
  Method of Accounting for Post-
  employment Benefits                     -            -     NM             -      (43,749)   NM
                                  ---------    ---------            ---------    ---------
Net Income (Loss)                $ (331,537)  $ (119,867)    NM    $ (716,183)  $ (418,797) 71.0
                                  =========    =========            =========    =========
Airline Operating and Financial Statistics (Note 2)
(* denotes scheduled service only)   (c = cents)
Revenue Passengers (Thousands)*      14,671       14,210     3.2       59,495       53,678  10.8
Total Revenue Passenger Miles
  (Millions)                          9,417        9,126     3.2       38,395       35,529   8.1
Revenue Passenger Miles (Millions)*   9,315        9,055     2.9       37,941       35,221   7.7
Total Available Seat Miles
  (Millions)                         15,678       15,176     3.3       61,540       59,841   2.8
Available Seat Miles (Millions)*     15,561       15,088     3.1       61,027       59,485   2.6
Passenger Load Factor*                 59.9 %       60.0 %  (0.1)pts     62.2 %       59.2 % 3.0 pts
Breakeven Load Factor (Net)
  (Note 3)                             65.8 %       62.1 %   3.7 pts     67.3 %       61.7 % 5.6 pts
Yield*                                15.20 c      17.01 c (10.6)       15.61 c      17.27 c(9.6)
Passenger Revenue per Available
  Seat Mile*                           9.10 c      10.21 c (10.9)        9.70 c      10.22 c (5.1) Revenue per Available Seat Mile
  (Note 3)                            10.00 c      11.07 c  (9.7)       10.59 c      11.04 c (4.1)
Cost per Available Seat Mile
  (Note 3)                            10.58 c      11.06 c  (4.3)       11.02 c      11.12 c (0.9)
Average Passenger Journey (Miles)*      635          637    (0.3)         638          656   (2.7)
Average Stage Length (Miles)*           536          534     0.4          536          536     NM
Revenue Aircraft Miles (Millions)*      121          117     3.4          473          462    2.4
Cost of Fuel Per Gallon               54.24 c      57.72 c  (6.0)       53.28 c      58.40 c (8.8)
Gallons of Fuel Consumed (Millions)     305          295     3.4        1,205        1,161    3.8


Note 1.  Certain 1993 amounts have been reclassified to conform with 1994 classifications.
Note 2.  All operating statistics exclude flights operated by USAir under a wet lease arrangement with British Airways ("wet lease").
Note 3.  Financial statistics exclude non-recurring charges.  Financial statistics also exclude the revenue and expense (which amounts net to zero) generated under the wet lease arrangement.  Wet lease amounts of $15.7 and $60.7 million have been excluded from the fourth quarter and year-to-date results for 1994, respectively and $10.2 and $17.1 million have been excluded from the fourth quarter and year-to-date results for 1993, respectively, from both Other Revenue and Other Expense for purposes of financial statistic calculation.